Exhibit (a)(1)(H)

VOTE BY INTERNET - www.proxyvote.com/tender If you wish to use the Internet to provide your directions regarding participation in the Offer, please go to the website www.proxyvote.com/tender, enter the 16-digit control number from your Trustee Direction Form (located in the box below next to the arrow) and click on the Submit button. You will then be able to provide your direction regarding participation in the Offer on the following screen. BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. ATTN: REORGANIZATION DEPARTMENT P.O. BOX 9116 FARMINGDALE, NY 11735-9547 BY HAND OR OVERNIGHT DELIVERY Broadridge, Attn: BCIS-VP 401K Plan Processing, 51 Mercedes Way, Edgewood, NY 11717 VOTE BY MAIL Broadridge, Attn: Re-Organization Dept., P.O. Box 9116, Farmingdale, NY 11735-9547 E25639-TBD Trustee Direction Forms that are not timely received by this tabulation agent, and those received without a box checked below or with more than one box checked, will be treated as a direction NOT to offer to exchange Shares into the Offer. As of March 22, 2017, the number of Shares credited to your account in the Plan is shown above your 16-digit control number. As described in the Offer to Purchase, dated March 23, 2017, the Tender Offer (the "Offer") is designed to offer Air Methods shareholders the opportunity to tender Air Methods Shares for $43.00 in cash per Share. I hereby instruct Fidelity to tender the Shares credited to my account under the Plan as of April 17, 2017, unless a later deadline is announced, as follows (check only one box and complete): PLEASE MAKE YOUR SELECTION ! Box 1 I direct Fidelity to tender ALL of the Shares of Air Methods credited my account into the Offer. ! Box 2 I direct Fidelity NOT to tender any of the Shares credited to my account into the Offer. ! Box 3 (insert a percentage in whole numbers, 1% - 99%) I direct Fidelity to tender the written percentage of the Shares credited to my account into the Offer. (If you check Box 3 but fail to insert a percentage, your direction will be treated as a direction NOT to offer to exchange any of your Shares into the Offer) Please sign exactly as your name appears hereon. Signature [PLEASE SIGN WITHIN BOX] Date V.2

E25640-TBD TRUSTEE DIRECTION FORM AIR METHODS CORPORATION TENDER OFFER AIR METHODS CORPORATION 401(K) PLAN BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY ALL ENCLOSED MATERIALS PLEASE NOTE THAT IF YOU DO NOT DELIVER TO THIS TABULATION AGENT A PROPERLY COMPLETED, SIGNED TRUSTEE DIRECTION FORM BY 4:00 P.M., NEW YORK CITY TIME ON APRIL 17, 2017, OR PROVIDE TIMELY DIRECTIONS THROUGH THE INTERNET BY THE SAME DEADLINE, UNLESS THE OFFER IS EXTENDED, THE SHARES CREDITED TO YOUR ACCOUNT WILL NOT BE TENDERED IN THE OFFER. This Trustee Direction Form can be used by participants in the Air Methods Corporation 401(k) Plan (the "Plan") to provide direction to Fidelity Management Trust Company ("Fidelity") as trustee. Fidelity makes no recommendation to any participant in the Plan regarding participation in the Offer. This Trustee Direction Form, if properly signed, completed and received by Fidelity's tabulation agent in a timely manner, will supersede any previous direction with respect to your participation in the Offer and your account in the Plan. PLEASE SIGN AND DATE ON THE REVERSE SIDE. V.2